Exhibit 21. Subsidiaries of the Registrant

The Timken Company has no parent company.

The active subsidiaries of the Company (all of which are included in the Consolidated Financial Statements of the Company and its subsidiaries) are as follows:

Name	State or sovereign power under laws of which organized	Percentage of voting securities owned directly or indirectly by Company
	United States
AIPCF V Feeder CTP Belts, LLC	Delaware	100.0%
Bearing Inspection, Inc.	California	100.0%
Drives Brazil Holdings I, LLC	Delaware	100.0%
Drives Brazil Holdings II, LLC	Delaware	100.0%
EDT Corp.	Washington	100.0%
Interlube USA Inc.	Ohio	100.0%
Lovejoy, Inc	Illinois	100.0%
Lovejoy Curtis, LLC	Illinois	100.0%
MPB Corporation	Delaware	100.0%
Rail Bearing Service LLC	Virginia	100.0%
The Timken Corporation	Ohio	100.0%
The Timken Service and Sales Company	Ohio	100.0%
Timken Aerospace Transmissions, LLC	Delaware	100.0%
Timken Communications Company	Ohio	100.0%
Timken Drives LLC	Delaware	100.0%
Timken Gears & Services Inc.	Ohio	100.0%
Timken Holdings LLC	Delaware	100.0%
Timken Industrial Services, LLC	Delaware	100.0%
Timken Mex I LLC	Delaware	100.0%
Timken Mex II LLC	Delaware	100.0%
Timken Motor & Crane Services LLC	Delaware	100.0%
Timken Newco I, LLC	Delaware	100.0%
Timken Newco Corp.	Delaware	100.0%
Timken Receivables Corporation	Delaware	100.0%
Timken SMO LLC	Delaware	100.0%
Timken U.S. Holdings LLC	Delaware	100.0%
Timken US LLC	Delaware	100.0%

	International
Australian Timken Proprietary Limited	Australia	100.0%
B.I.O. Asset Management GmbH	Germany	100.0%
Drive Comerico, Importacoes e Exportacoes Ltda.	Brazil	100.0%
Jiangsu TWB Bearings Co., Ltd.	China	100.0%
Interlube Limited	England	100.0%
Interlube UK Limited	England	100.0%
PTBridge (Hong Kong) Investment Limited	Hong Kong	100.0%

R+L Hydraulics, GmbH	Germany	100.0%
Timken (Bermuda) L.P.	Bermuda	100.0%
Timken (Canada) Holdings II ULC	Canada	100.0%
Timken (Canada) Holdings III ULC	Canada	100.0%
Timken (Chengdu) Aerospace and Precision Products Co., Ltd.	China	100.0%
Timken (China) Investment Co., Ltd.	China	100.0%
Timken (Gibraltar) 2 Limited	Gibraltar	100.0%
Timken (Gibraltar) Limited	Gibraltar	100.0%
Timken (Hong Kong) Holding Limited	Hong Kong	100.0%
Timken Mex Holdings SARL	Luxembourg	100.0%
Timken (Shanghai) Distribution and Sales Co., Ltd.	China	100.0%
Timken (Wuxi) Bearings Co., Ltd.	China	100.0%
Timken Argentina Sociedad De Responsabilidad Limitada	Argentina	100.0%
Timken Australia Holdings ULC	Canada	100.0%
Timken Bermuda Treasury Ltd	Bermuda	100.0%
Timken Canada GP ULC	Canada	100.0%
Timken Canada LP	Canada	100.0%
Timken Colombia SAS	Columbia	100.0%
Timken De Mexico, S.A. De C.V.	Mexico	100.0%
Timken Do Brasil Comercial Importadora LTDA.	Brazil	100.0%
Timken Engineering and Research - India Private Limited	India	100.0%
Timken Espana, S.L.	Spain	100.0%
Timken Europe B.V.	Netherlands	100.0%
Timken Global Treasury SARL	Luxembourg	100.0%
Timken GmbH	Germany	100.0%
Timken India Limited	India	75.0%
Timken Italia S.r.l.	Italy	100.0%
Timken Korea Limited Liability Corporation	South Korea	100.0%
Timken Lux Holdings II S.A R.L.	Luxembourg	100.0%
Timken Luxembourg Holdings SARL	Luxembourg	100.0%
Timken Mexico Rodaminetios S. de R.L. de C.V.	Mexico	100.0%
Timken Middle East FZE	Dubai	100.0%
Timken Polska SP z.o.o.	Poland	100.0%
Timken PWP SRL	Romania	100.0%
Timken Romania SA	Romania	98.9%
Timken Rulman ve Guc Aktarma Sistemleri Ticaret Limited Sirketi	Turkey	100.0%
Timken-Rus Service Company, ooo	Russia	100.0%
Timken Singapore PTE Ltd.	Singapore	100.0%
Timken South Africa Holdings	South Africa	100.0%
Timken South Africa (PTY) Limited	South Africa	100.0%
Timken UK Limited	England	100.0%
Timken UWC LLC	Russia	51.0%
Timken-XEMC (Hunan) Bearings Co., Ltd.	China	80.0%
TUBC Limited	Cyprus	51.0%
TTC Asia Limited	Cayman Islands	100.0%
Yantai Timken Co., Ltd.	China	100.0%
The Company also has a number of inactive subsidiaries that were incorporated for name-holding purposes.